UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 19, 2020

L Brands, Inc.

(Exact Name of Registrant

as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-8344	31-1029810
(Commission File Number)	(IRS Employer Identification No.)

Three Limited Parkway
Columbus, OH	43230
(Address of Principal Executive Offices)	(Zip Code)

(614) 415-7000

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 Par Value	LB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Drawdown of Secured Revolving Credit Facility

On March 16, 2020, L Brands, Inc. (the “Company”) incurred indebtedness under its Amended and Restated Credit Agreement, dated as of August 13, 2019 (the “Credit Agreement”), among the Company, the borrowing subsidiaries party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, in an aggregate principal amount of $950,000,000. As a result of the incurrence described above, there is $21,896,688 unused borrowing capacity under the Credit Agreement.

Item 7.01 Regulation FD Disclosure.

On March 17, 2020, the Company issued a press release announcing a number of actions in response to continued spread of novel coronavirus (“COVID-19”). A copy of the press release is being furnished as Exhibit 99.1 to this Current Report.

Stores Closures and Remote Work

With the wellbeing of its customers, associates and communities as its top priority, and to help limit the spread of the Coronavirus, the Company will temporarily close all Bath & Body Works, Victoria’s Secret and PINK stores in the United States and Canada, effective March 17 through March 29, 2020. Additionally, home office associates have been asked to work from home if possible. All employees will continue to receive pay and benefits during the temporary closure period. These decisions will be re-evaluated as new information becomes available regarding the COVID-19 pandemic.

Subsequent to the issuance of the press release, the Company made the decision to suspend all new e-commerce orders for Victoria's Secret and PINK through March 29, 2020. The Bath & Body Works e-commerce business will continue to operate with prioritization on soaps and hand sanitizers. This business is fulfilled by a third-party whose ability to continue to perform these services may be affected by developing circumstances.

First Quarter 2020 Earnings Guidance Update

Due to the heightened uncertainty relating to the potential impacts of COVID-19 on the Company’s business operations, including its duration and its impact on overall demand for merchandise, the Company is withdrawing the first quarter 2020 earnings guidance issued on February 26, 2020. The Company is not providing an updated outlook at this time.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press Release of L Brands, Inc., dated March 17, 2020

Exhibit 104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L Brands, Inc.

Date:	March 19, 2020	By:	/s/ STUART B. BURGDOERFER
Stuart B. Burgdoerfer
Executive Vice President and Chief Financial Officer